UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

Advanced Medical Isotope Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53497	80-0138937
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1021 N. Kellogg Street ● Kennewick, WA 99336

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 1, 2016 the Board of Directors of Advanced Medical Isotope Corporation, approved the appointment of Fruci & Associates II, PLLC (“Fruci”) to serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016.

During the two most recent fiscal years ended December 31, 2015 and December 31, 2014 and during the subsequent interim period from January 1, 2016 through September 1, 2016, neither the Company nor anyone on its behalf consulted Fruci regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Fruci concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION
(Registrant)
Date: September 1, 2016
	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff, Chief Financial Officer